Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Community Bankers Trust Corporation

We consent to the inclusion of our reports dated April 22, 2010, relating to the consolidated financial statements of TransCommunity Financial Corporation and BOE Financial Services of Virginia, Inc. as of May 31, 2008 and for the five-month period ended May 31, 2008, which reports appear in the Community Bankers Trust Corporation’s Annual Report on Form 10-K/A (Amendment No. 4) for the year ended December 31, 2008.

/s/ Elliott Davis, LLC

Galax, Virginia

April 8, 2011